UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2018, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) issued a press release announcing that Brian Boornazian, previously the Chairman of Aspen Re and Chief Executive Officer of Aspen Re America, decided to retire from Aspen and will cease to perform duties for the Company effective April 30, 2018 (the “Separation Date”).

Under the terms of the Separation Agreement, dated March 28, 2018 (the “Agreement”), between Mr. Boornazian and Aspen Insurance U.S. Services Inc. (“Aspen U.S. Services”), Mr. Boornazian will receive the sum of $1,379,240, less applicable tax withholdings, which represents 100% of Mr. Boornazian’s highest annual base salary plus the average annual bonus that was paid to Mr. Boornazian for the years 2014, 2015 and 2016. Mr. Boornazian is also entitled to receive a lump sum payment in the amount of 31,703 unvested LTIP awards held by Mr. Boornazian as of the Separation Date multiplied by the Company’s average share price for the thirty days immediately preceding the Separation Date, less applicable tax withholdings. In addition, the Company will deliver 2,966 “banked” but unvested performance shares previously issued to Mr. Boornazian.

The payments summarized above are subject to Mr. Boornazian’s compliance with certain confidentiality, non-solicit and non-compete restrictions and other conditions.

This summary is qualified in its entirety by the Agreement which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Unless otherwise specified above, the following exhibits are filed as part of this report:

10.1	Separation Agreement between Brian Boornazian and Aspen U.S. Services, dated March 28, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: March 29, 2018	By:	/s/Scott Kirk
	Name:	Scott Kirk
	Title:	Group Chief Financial Officer